[PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]

                                [Form of Opinion]

                                     [Date]



Sedona Corporation
649 North Lewis Road
Limerick, PA  19468

Gentlemen:

         We are acting as counsel to Sedona Corporation, a Pennsylvania corporation (the "Company"), in connection with the registration of 3,320,603 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such Shares will be sold from time to time by the shareholders named in the Registration Statement (the "Selling Shareholders").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and

         1) with respect to the outstanding Shares, are validly issued, fully paid and nonassessable; and

         2) with respect to those Shares underlying the convertible preferred stock and warrants described in the Registration Statement, will be validly issued, fully paid and nonassessable upon the proper conversion or exercise of the convertible preferred stock and warrants in accordance with the respective terms thereof.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,



                                              PIPER MARBURY RUDNICK & WOLFE LLP